UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported by WidePoint Corporation (the “Company”), the Company’s wholly-owned subsidiary, iSYS, LLC (“iSYS”), was awarded a Blanket Purchase Agreement (“BPA”) HSHQDC-13-A-00024 for Cellular Wireless Managed Services by the U.S. Department of Homeland Security (“DHS”) for the furnishing of products and services by iSYS to DHS. A third-party bidder, TeleCommunications Systems, Inc., subsequently filed a protest at DHS of the BPA award to iSYS. As a result of the filing of that protest, DHS issued a stop work order to iSYS under the BPA.

On August 15, 2013, iSYS was notified by DHS that the stop work order had been lifted and that iSYS was then authorized to resume performance under the BPA.

On August 26, 2013, iSYS was notified by DHS that TeleCommunications Systems, Inc. had filed a protest at the U.S. Government Accountability Office (“GAO”) of the award of the BPA to iSYS, and that as a result of such protest filing, iSYS’ performance under the BPA was again stayed until such protest was decided upon by GAO.

On December 16, 2013, iSYS learned that the GAO posted on its bid protest docket on the GAO website that the protest had been denied, effective December 13, 2013. Also on December 16, 2013, iSYS was notified by DHS that the stop work order had been lifted, and iSYS has been authorized to resume performance under the BPA. The BPA relates to new work for iSYS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: December 16, 2013	James T. McCubbin
Chief Financial Officer